Exhibit 21.01
SUBSIDIARIES OF CHOICE HOTELS INTERNATIONAL, INC.

Choice Hotels International, Inc., a Delaware corporation, had the domestic and international subsidiaries shown below as of December 31, 2024. Certain U.S. subsidiaries are not named because they were not significant in the aggregate. Choice Hotels International, Inc. has no parent.

Name of Subsidiary	Jurisdiction of Organization

AF Holding Subsidiary Corporation	Delaware

Bloomington CIS, LLC	Delaware

Cambria Hotels Management LLC	Delaware

CAM Bloomington 2021 LLC	Delaware

CH 32 W. Randolph LLC	Delaware

CH Avion Burbank LLC	Delaware

CH Bend LLC	Delaware

CH Brighton Denver LLC	Delaware

CH Broad Street LLC	Delaware

CH FW Rosedale LLC	Delaware

CH Lady Street Columbia LLC	Delaware

CH Portland Park LLC	Delaware

Choice Hotels (Barbados) 1, SRL	Barbados

Choice Hotels (Barbados) 2, SRL	Barbados

Choice Hotels Asia-Pac Pty. Ltd.	Australia

Choice Hotels Canada, Inc.	Canada

Choice Hotels de Mexico de R.L. de C.V.	Mexico

Choice Hotels France S.A.S.	France

Choice Hotels Franchise GmbH	Germany

Choice Hotels Insurance Agency, LLC	Maryland

Choice Hotels International Licensing ULC	Canada

Choice Hotels International Services Corp.	Delaware

Choice Hotels Licensing B.V.	Netherlands

Choice International Hospitality Services, Inc.	Delaware

Choice Privileges Loyalty Services, LLC	Delaware

CIS MOA Management, LLC	Maryland

CS 433 Mason LLC	Delaware

CS Centre Ave, Pittsburgh LLC	Delaware

CS HPB, LLC	Delaware

CS White Plains LLC	Delaware

CS WO LLC	Delaware

EH Amarillo Property Owner LLC	Delaware

EH Bastrop LLC	Delaware

EH Bowling Green LLC	Delaware

EH Brownsville Property Owner LLC	Delaware

EH BB Fayetteville LLC	Delaware

EH Casa Grande LLC	Delaware

EH Cheyenne Property Owner LLC	Delaware

EH Clarksville Property Owner LLC	Delaware

EH El Paso Property Owner LLC	Delaware

EH Georgetown I-35 LLC	Delaware

EH Glendale Property Owner LLC	Delaware

EH Nampa Property Owner LLC	Delaware

EH Portsmouth LLC	Delaware

EH Rochester LLC	Delaware

EH Salem Property Owner LLC	Delaware

EH San Antonio Hunt Lane LLC	Delaware

EH Somerset LLC	Delaware

EH Waco Property Owner LLC	Delaware

EH Wichita Property Owner LLC	Delaware

EH Yuma Property Owner LLC	Delaware

FC 632 TCHOUP LLC	Delaware

FC EL Segundo LLC	Delaware

LIBOR Management LLC	Minnesota

Quality Hotels Limited	United Kingdom

Radisson Blu MOA, LLC	Delaware

Radisson Blu MOA Management, LLC	Delaware

Radisson Chicago MP Management, LLC	Maryland

Radisson Hospitality, LLC	Minnesota

Radisson Hotels Canada, Inc.	Canada

RD LaCrosse Management, LLC	Maryland

RR MPLS Management, LLC	Maryland

RR MPLS DT, LLC	Delaware

68 East Avenue Austin, LLC	Delaware

926 James M Wood Boulevard LLC	Delaware